EXHIBIT 10.1

AMENDMENT OF THE BURLINGTON NORTHERN SANTA FE
1999 STOCK INCENTIVE PLAN

Recommend approval of the following resolutions:

WHEREAS, Burlington Northern Santa Fe Corporation (“Company”) maintains the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as amended (“Plan”);

WHEREAS, the Committee has recommended the following amendments to the Plan;

NOW, THEREFORE, IT IS RESOLVED, pursuant to the amending authority granted to the Board of Directors of the Company in Section 17 of the Plan, effective upon the date of approval of this amendment by the shareholders of the Company, the Plan is amended in the following particulars:

1.     Section 7.1 is hereby amended and revised to read as follows:

7.1. Subject to the terms of this Section 7, Restricted Stock Awards under the Plan are grants of Stock to Participants, the vesting of which is subject to certain conditions established by the Committee, with some or all of those conditions relating to events (such as performance or continued employment) occurring after the date of grant, provided however that to the extent that vesting of a Restricted Stock Award is contingent on continued employment, then (i) the required employment period shall not be less than three years following the grant of the Award unless such grant is in substitution for an Award under this Plan or a predecessor plan of the Company or a Related Company, and (ii) the grant may provide for equal, annual, pro-rata vesting.

2.     Section 7.2, 8.1 and 9.2 are hereby amended and revised to add the following clause at the end thereof:

, provided, however, that one million of the shares remaining to be granted under Sections 7, 8 and 9 of the Plan as of April 18, 2002, shall only be used for Awards of shares of Performance-Based Restricted Stock, performance-based Restricted Stock Units or Performance Stock or in lieu of cash otherwise awardable under such program.

3.     Section 7.3(d) is hereby amended and revised to add the following clause after the words “and may accelerate the determination of the value and settlement of such Restricted Stock subject to a Performance Period” in the second sentence thereof:

in the event of special circumstances related to retirement, severance, disability or change in control

4.     Section 8.1 is hereby amended and revised so that the parenthetical in the first sentence shall hereafter read as follows:

(such as continued employment which, when required, shall be not less than three years (although the grant may provide for equal, annual, pro-rata vesting), or satisfaction of performance criteria).

5.     Section 8.3 is hereby amended and revised to add the following clause after the words “and may accelerate the determination of the value and settlement of such Restricted Stock Units”:

in the event of special circumstances related to retirement, severance, disability or change in control.

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6.     Section 9.3 is hereby amended and revised to add the following clause after the words “and may accelerate the determination of the value and settlement of such Performance Stock”:

in the event of special circumstances related to retirement, severance, disability or change in control.

7.     Section 10.1 is hereby amended and revised to delete the words “further provided that” from the current last sentence of such Section and to add the following sentence at the end of such Section:

Issuances under the Stock purchase programs authorized under this Section 10.1 shall not exceed a cumulative total of 400,000 shares subsequent to April 17, 2002.

8.     Section 11.3 is hereby amended to insert the word “that” in front of the words “to the extent” in the parenthetical in the first sentence and to delete the word “that” after such words.

9.     The first sentence of Section 11.4 is hereby amended and revised to read as follows:

If a Participant’s Date of Termination occurs by reason of the Participant’s employment being terminated by the Participant’s employer for any reason other than for Cause, the Restricted Period shall lapse on a proportion of any outstanding Awards (except that to the extent an Award of Restricted Stock, Restricted Stock Units, or Performance Stock is subject to a Performance Period, such proportion of the Award shall remain subject to the same terms and conditions for vesting as were in effect prior to termination).

FURTHER RESOLVED, that Plan shall be amended and restated in its entirety to incorporate the amendments approved by the foregoing resolutions.

FURTHER RESOLVED, that each of the Secretary and other officers of the Company are authorized and empowered by and on behalf and in the name of the Company to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, undertakings, documents, instruments, or certificates, as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions.

Burlington Northern Santa Fe Corporation
Meeting of the Board of Directors
April 18, 2002

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